Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Private Shares Fund:

We consent to the use of our report dated February 28, 2022, with respect to the financial statements and financial highlights of The Private Shares Fund as of December 31, 2021, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Prospectus.

Los Angeles, California

April 29, 2022